EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

Listed below are the subsidiares of Pentair, Inc.,all of which are either directly or indirectly 100% owned as of December 31, 1997, except as otherwise noted.

Aplex Industries, Inc.                          United States
APNO, S.A. de C.V.                              Mexico
Biesemeyer Manufacturing Corporation            United States
Century Manufacturing Co.                       United States
Delta International Machinery Corp.             United States
EuroPentair, GmbH                               Germany
Fleck Controls, Inc.                            United States
Fleck Europe, SAS                               France
Flex Elektrowerkzeuge GmbH                      Germany
Hoffman Enclosures Inc.                         United States
Hoffman Engineering, S.A. de C.V. de SrL        Mexico
Hoffman Engineering Co Limited                  United Kingdom
Hoffman-Schroff PTE Ltd.                        Singapore
HS Systems. Inc.                                United States
Lincoln Czech Republic                          Czech Republic
Lincoln GmbH                                    Germany
Lincoln U.K. Ltd.                               United Kingdom
McNeil (Ohio) Corporation                       United States
ORSCO Acquisition Corp                          United States
Pentair, Inc.                                   United States
Pentair FSC Corporation                         Virgin Islands (U.S.)
Pentair Asia, PTE Ltd.                          Singapore
Pentair Canada, Inc.                            Canada
Pentair Financial Services Ireland              Ireland
Pentair Halifax, Inc.                           Canada
Pentair Nova Scotia Co.                         Canada
Pentair Pump Group                              United States
Pentair U.K. Ltd.                               United Kingdom
Penwald Insurance Company                       United States
Porter-Cable Corporation                        United States
Schroff Scandinavia AB                          Sweden
Schroff S.r.L.                                  Italy
Schroff Inc.                                    United States
Schroff SAS                                     France
Schroff Co. Ltd.                                Taiwan
Schroff K.K.                                    Japan
Schroff U.K. Ltd.                               United Kingdom
Schroff, GmbH                                   Germany
SIATA S.p.A.                                    Italy
Telestack Company                               United States
Transrack S.A.                                  France